Exhibit 32.1

SECTION 906 CERTIFICATION

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Bradley Pelo, certify that (i) 5&2 Studios, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of 5&2 Studios, Inc.

Date:May 15, 2025

/s/ Bradley Pelo
Bradley Pelo
President